Exhibit 10.19

Call Option Agreement

call OPTION AGREEMENT

THIS call option AGREEMENT dated as of the 26th day of December, 2018,

BETWEEN:

Sustainable Projects Group Inc., a company duly incorporated under the laws of Nevada and having its executive office located at 225 Banyan Blvd – Suite 220, Naples FL 34102, US

(the “Purchaser”)

AND:

SP Group (Europe) AG, a company duly incorporated under the laws of Switzerland and having its executive office located at Falkenstrasse 28, 8008 Zurich, Switzerland

(“SPG”)

WHEREAS:

A. SPG is the registered and beneficial owner of 750,000 Shares of common stock (the “Shares”) in the capital of SP Group (Europe) AG (the “Company”), free and clear of all liens, charges, encumbrances, claims, rights or interests of any person; and

B. SPG wishes to grant a call option to the Purchaser to acquire the Shares from SPG pursuant to the terms and conditions of this agreement;

NOW THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the sum of $10.00 and other good and valuable consideration paid by the Purchaser to SPG, the receipt and sufficiency of which are acknowledged by SPG, the parties agree that:

1. SPG grants to the Purchaser an irrevocable call option to purchase up to a maximum of 250,000 Shares at the price of $0.02 per Share (the “Option”). Subject to Section 2, the Option may be exercised at any time between March 1, 2019 and September 30, 2020, inclusive (the “Option Period”), after which time the Option will expire and terminate and be of no further force or effect whatsoever.

2. The Option will be exercisable by the Purchaser or their legal personal representatives tendering a notice in writing at the offices of SPG located at Falkenstrasse 28, 8008, Zurich, Switzerland, specifying the number of Shares being purchased, together with a certified cheque in favour of SPG in an amount equal to the full purchase price of the number of Shares so specified upon any such exercise of Options as aforesaid. Upon receipt of such notice SPG will forthwith deliver the Shares for transfer to the Company with instructions to deliver to the Purchaser or his legal personal representatives (or as the Purchaser may otherwise direct in the notice of exercise of Option) a certificate or certificates in the name of the Purchaser or his legal personal representatives (or as the Purchaser may otherwise direct in the notice of exercise of Option) representing in the aggregate such number of Shares as the Purchaser or his legal personal representatives will have then paid for.

3. The Purchaser will have no rights whatsoever as a shareholder in respect of any of the Shares (including any right to receive dividends or other distributors thereon) other than in respect of Shares in respect of which the Purchaser will have exercised his Option and which the Purchaser will have actually taken up and paid for.

4. SPG represents, warrants and covenants that:

a. SPG owns the Shares free of any claim or potential claim by any person and has the authority to transfer the Shares as described in this agreement;

b. SPG has the full power and authority to sign, deliver and perform this agreement. This agreement, when signed and delivered by SPG, constitutes a legal, valid and binding obligation of SPG, enforceable against SPG in accordance with its terms; and

c. during the Option Period it will maintain a sufficient number of Shares to permit the transfer of the Shares to the Purchaser if the Option or any part is exercised.

5. Time will be of the essence of this agreement.

6. Any notice that must be given or delivered under this agreement must be in writing and delivered by hand to the address or transmitted by fax and is deemed to have been received when it is delivered by hand or transmitted by fax unless the delivery or transmission is made after 4:00 p.m. or on a non-business day where it is received, in which case it is deemed to have been delivered or transmitted on the next business day. Any payments of money must be delivered by hand or wired as instructed in writing by the receiving party. Any delivery other than a written notice or money must be made by hand at the receiving party’s address.

7. Any amendment or assignment of this agreement must be in writing and signed by the parties.

8. If any provision of this agreement is, illegal or unenforceable under any law, the remaining provisions remain legal and enforceable

9. This agreement is governed by the laws of Florida and must be litigated in the courts of Florida.

10. This agreement enures to the benefit of and is binding upon the parties and their respective heirs, executors, administrators, successors and assigns.

[This space intentionally left blank]

11. This agreement may be signed in one or more counterparts, each of which when so signed will be deemed an original, and such counterparts together will constitute one in the same instrument.

IN WITNESS WHEREOF the parties have signed this agreement as of the day and year first above written.

The Common Seal of	)
Sustainable Projects Group Inc.	)
was affixed in the presence of:	)
)
/s/ Stefan Muehlbauer	)	C/S
Authorized Signatory	)
)
)

The Common Seal of	)
SP Group (Europe) AG	)
was affixed in the presence of:	)
)
/s/ Christopher Grunder	)	C/S
Authorized Signatory	)